Exhibit 99

NEWS

Company Contact: Anthony Christon

Chief Financial Officer

Jaclyn, Inc.

(201) 909-6000

JACLYN REPORTS SECOND QUARTER FINANCIAL RESULTS

FOR IMMEDIATE RELEASE

Maywood, NJ, February 13, 2008...............................Jaclyn, Inc. (AMEX:JLN) today reported financial results for the second quarter ended December 31, 2007.

Net sales for the three-month period ended December 31, 2007 were $40,193,000 compared to $47,584,000 a year earlier. The Company reported second quarter net earnings of $601,000, or $.24 per diluted share, compared to net earnings of $1,716,000, or $.68 per diluted share, in the second quarter of fiscal 2007.

Net sales for the six-month period ended December 31, 2007 were $77,646,000 compared to $88,208,000 for the same period last year. Net earnings for the six-month period ended December 31, 2007 were $901,000, or $.36 per diluted share, compared to net earnings of $2,179,000, or $.86 per diluted share in the same period last year.

Commenting on the financial results, Allan Ginsburg, Chairman of the Board, stated, “net sales decreases in our children’s apparel and handbag businesses accounted for the lower net sales in this year’s second fiscal quarter due to a reduced number of orders from a significant customer.  In addition, the retail sales environment has been extremely difficult and rising product costs in Asia have begun to affect our gross margins.  However, as we previously disclosed, we have received new orders primarily for our children’s apparel division. We expect that these orders will ship during the second half of fiscal 2008 which should bring our fiscal 2008 net sales slightly below our fiscal 2007 sales level.”

Note: This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories and apparel markets, potential changes in customer spending; acceptance of our product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates, as well as other significant accounting estimates made in the preparation of our financial statements; and the impact of hostilities in the Middle

East and in other geographic areas, as well as other geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors, as well as those included in our Annual Report on Form 10-K for the year ended June 30, 2007. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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Jaclyn, Inc. is a designer, manufacturer and marketer of apparel, women’s sleepwear, infants’ and children’s apparel, handbags, premium incentives and related accessories. Website: jaclyninc.com

JACLYN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Second Quarter		Six Months
	Ended December 31,		Ended December 31,

	2007	2006	2007	2006

Net Sales	$40,193,000	$47,584,000	$77,646,000	$88,208,000

Net Earnings	$ 601,000	$ 1,716,000	$ 901,000	$ 2,179,000
Net Earnings per
Common Share – Basic	$ .24	.69	$ .36	$ .88

Net Earnings per
Common Share – Diluted	$ .24	$ .68	$ .36	$ .86

Weighted Average Number of
Shares Outstanding – Diluted	2,537,000	2,541,000	2,521,000	2,544,000